Exhibit 10.9.1

AMENDMENT #1

TO LEASE

That certain Lease with a Commencement Date of February 1, 2018 between YESCO Properties, LLC, a Utah Limited Liability Company (“Landlord”) and Co-Diagnostics, Inc., a Utah Corporation (“Tenant”) (the “Lease”) as amended by that First Lease Addendum dated June 5, 2018, is by this Amendment #1 to the Lease (this “Amendment”) modified. This Amendment is dated March 26, 2020. Capitalized terms not defined in this Addendum shall have the meaning as set forth in the Lease. Notwithstanding any provision of the Lease to the contrary, the following provisions control:

Expiration Date: February 29, 2024.

Basic Monthly Rent:

Period			Rentable Square Feet	Basic Monthly Rent	Less: Monthly Settlement Discount
March 1, 2020	Through	March 31, 2020	10,213	$19,689.92	($1,822.92)
April I, 2020	Through	February 28, 2021	13,687	$24,900.92	($1,822.92)
March I, 2021	Through	February 28, 2022	13,687	$25,647.95	($1,822.92)
March 1, 2022	Through	February 28, 2023	13,687	$26,417.39	($1 822.92)
March 1, 2023	Through	February 29, 2024	13,687	$27,209.91	($1,822.92)

Additional Space: Commencing on April 1, 2020, Tenant agrees to rent additional space as described on Exhibit A.

Settlement Agreement: Landlord and Tenant are entering into a settlement agreement with Isomeric Pharmacy Solutions, LLC (“Isomeric) in connection with th.is Amendment. Pursuant to the settlement agreement, Isomeric is transferring all of its property located at the Premises in exchange for a payment of $175,000.00 from Tenant to Isomeric. Landlord and Tenant agree to distribute the Isomeric property as follows: I) Tenant will have all right, title and interest to the items referenced on Exhibit B; 2) Landlord has all right, title, and interest in the items referenced on Exhibit C; and 3) If Landlord sells the items referenced on Exhibit D, 100% of the proceeds go to the Landlord. Landlord agrees not to disrupt current production in the removal of items to be sold. If Tenant is able to sell the items referenced on Exhibit D prior to the Expiration Date it will distribute one-half of the proceeds to Landlord.

In consideration of Tenant’s settlement payment to Isomeric, so long as Tenant timely and completely fulfils its obligations under the Lease and this Amendment, Landlord agrees to discount the Basic Monthly Rent by $1,822.92 each month. In the event that Tenant defaults in any of its obligations under the Lease and this Amendment, no further credit, abatement, or accommodation will be provided by Landlord and Tenant shall be liable for the remaining Basic Monthly Rent without discount and the items referenced on Exhibit B shall become the sole property of Landlord.

Except as modified by this Amendment, the Lease remains in full force and effect.

Co-Diagnostics, Inc., a Utah Corporation	YESCO Properties, LLC

By:	By:

Title:	Title:

Date Signed:	Date Signed: